Exhibit 16.2

    December 18, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Tennessee Valley Authority (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form
8-K, as part of the Form 8-K/A of Tennessee Valley Authority dated September 27, 2007.  We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP